UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2012

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220

Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2012, the Compensation Committee and the Board of Directors of Voyager Oil & Gas, Inc. (the “Company”) authorized the Company to enter into employment agreements (as described below) with its Chief Executive Officer, James Russell (J.R.) Reger, and its Chief Financial Officer, Mitchell R. Thompson. In connection therewith, the Company’s Board of Directors authorized and approved the following equity awards under the Voyager Oil & Gas, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”):

•	To Mr. Reger, (i) a Restricted Stock Award granted effective March 15, 2012 for 200,000 shares of common stock of the Company under the Equity Incentive Plan, which shall ratably vest over the term of the Reger Agreement (as defined below), and (ii) a Restricted Stock Award granted effective March 15, 2012 for 200,000 shares of common stock of the Company under the Equity Incentive Plan, which shall vest quarterly over 36 months; and

•	To Mr. Thompson, (i) a Restricted Stock Award granted effective March 15, 2012 for 100,000 shares of common stock of the Company under the Equity Incentive Plan, which shall ratably vest over the term of the Thompson Agreement (as defined below), and (ii) a Restricted Stock Award granted effective March 15, 2012 for 100,000 shares of common stock of the Company under the Equity Incentive Plan, which shall vest quarterly over 36 months.

Employment Agreement with James Russell (J.R.) Reger

On March 20, 2012, the Company entered into an employment agreement with its Chief Executive Officer, James Russell (J.R.) Reger (the “Reger Agreement”). The Reger Agreement is effective as of January 1, 2012 and terminates on December 31, 2012, unless sooner terminated pursuant to its terms.

The Reger Agreement provides that in consideration for Mr. Reger's services to the Company, Mr. Reger shall receive the equity awards as described above and no annual cash salary. In addition, Mr. Reger is eligible to receive bonuses as may be determined in the sole discretion of the Company's Compensation Committee or Board of Directors, as well as additional restricted stock awards for up to 400,000 shares of common stock under the Equity Incentive Plan subject to the satisfaction of certain performance criteria to be established by the Compensation Committee and the Board of Directors in their sole discretion. Mr. Reger shall also be paid a monthly vehicle allowance and shall be reimbursed for ordinary and customary business expenses, including travel and other disbursements pre-approved by the Company. The Reger Agreement also provides that Mr. Reger is entitled to participate in other Company benefits that are provided generally to all employees of the Company, such as retirement plans and health insurance.

In the event of specified termination events, the Reger Agreement provides that the Company shall pay Mr. Reger the monthly vehicle allowance described above for twelve months and shall reimburse Mr. Reger for the Company's share of premiums for twelve months for Mr. Reger's COBRA continuation coverage in the Company's group medical and dental plans. In the event of a “change in control” (as defined in the restricted stock awards) of the Company, the restricted stock awards shall vest immediately.

Under the Reger Agreement, Mr. Reger is obligated to maintain the confidentiality of certain confidential or proprietary information of the Company during the term of the Reger Agreement and for two years following the termination of Mr. Reger's employment with the Company. Mr. Reger is also prohibited from engaging in certain competitive or solicitation activity during his employment with the Company.

Employment Agreement with Mitchell R. Thompson

On March 20, 2012, the Company also entered into an employment agreement with its Chief Financial Officer, Mitchell R. Thompson (the “Thompson Agreement”). The Thompson Agreement is effective as of January 1, 2012 (the “Effective Date”) and terminates on December 31, 2012, unless sooner terminated pursuant to its terms.

The Thompson Agreement provides that Mr. Thompson shall be paid an annual base salary of $80,000 commencing on the Effective Date. In addition, Mr. Thompson shall receive the equity awards described above. Mr. Thompson is also eligible to receive bonuses as may be determined in the sole discretion of the Company’s Compensation Committee or Board of Directors, as well as additional restricted stock awards for up to 200,000 shares of common stock under the Equity Incentive Plan subject to the satisfaction of certain performance criteria to be established by the Compensation Committee and the Board of Directors in their sole discretion. Mr. Thompson shall also be paid a monthly vehicle allowance and shall be reimbursed for ordinary and customary business expenses, including travel and other disbursements pre-approved by the Company. The Thompson Agreement also provides that Mr. Thompson is entitled to participate in other Company benefits that are provided generally to all employees of the Company, such as retirement plans and health insurance.

In the event of specified termination events, the Thompson Agreement provides that the Company shall pay Mr. Thompson his then current base salary for a twelve-month period at regular payroll intervals, the monthly vehicle allowance described above for twelve months and shall reimburse Mr. Thompson for the Company's share of premiums for twelve months for Mr. Thompson's COBRA continuation coverage in the Company's group medical and dental plans. In the event of a “change in control” (as defined in the restricted stock awards) of the Company, the restricted stock awards shall vest immediately.

Under the Thompson Agreement, Mr. Thompson is obligated to maintain the confidentiality of certain confidential or proprietary information of the Company during the term of the Thompson Agreement and for two years following the termination of Mr. Thompson's employment with the Company. Mr. Thompson is also prohibited from engaging in certain competitive or solicitation activity during his employment with the Company and for a period of one year following the termination of Mr. Thompson's employment with the Company.

Copies of the Reger Agreement and Thompson Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The descriptions of the Reger Agreement and the Thompson Agreement contained herein are qualified in their entirety by reference to the full text of the Reger Agreement and the Thompson Agreement.

 Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated March 20, 2012 by and between James Russell Reger and Voyager Oil & Gas Inc.

10.2	Employment Agreement dated March 20, 2012 by and between Mitchell R. Thompson and Voyager Oil & Gas Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: March 21, 2012	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer